Exhibit 10.6I
EIGHTH AMENDMENT to LEASE AGREEMENT
DATED DECEMBER 31, 2001
[Canopy Properties, Inc . / Altiris, Inc.]
This eighth ADMENDMENT is entered into as of the fourteenth (14th) day of December, 2005 between Canopy Properties, Inc. (“Landlord”) and Altiris, Inc. (“Tenant”).
Whereas Landlord and Tenant entered into a Lease dated December 31, 2001, first amended 12 September 2002, and again 31 March 2003, 20 May 2003, 31 Oct 2003, 23 Jan 2004, 5 May 04, and 14 Jan 2005 for the purpose of increasing the premises, Landlord and Tenant hereby agree to further amend the Lease as follows:
     1.      Effective January 1, 2006, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 4,788 rentable square feet of additional space (Additional Premises) identified as Suite 100, situated on the first floor of the Canopy Building III, located at 588 West 400 South, Lindon, Utah, bringing the approximate total lease space of Tenant to 80,215 rentable square feet.
     2.      These Additional Premises, shall be leased at the rate of $90,014.40 annually subject to CPI increases and operating expenses and adjustments as outlined in Paragraphs 29 of the Lease included.
     3.     Tenant’s percentage share of total building operating cost beginning at the effective date shall be increased from 85.59% to 90.95%
     4.      Tenant accepts Additional Premises in its “as is” condition.

5. Landlord agrees to provide the following improvements at Landlords expense:
a. Repair to cracked walls, window sills, and window blinds.
b. Electrical power (one connection to each cubicle cluster, with two circuits available, not to exceed one circuit per six cubicles) and
c. Four lines of data cabling to the first floor wiring closet, including existing offices and not to exceed 38 Tenant supplied cubicles.
d. Correction of the lighting between the office area and the hallway.
6. Tenant is responsible for all other improvement expenses.
All other terms, conditions and provisions of said Lease, including the ending date of the initial term of the Lease, shall remain in full force and effect.

LANDLORD:	TENANT:
Canopy Properties, Inc.	Altiris, Inc.
By: /s/ Gerald Garbe	By: /s/ Stephen C. Erickson

Its: Director of Properties/Facilities	Its: VP & Chief Financial Officer